Exhibit 99.1

MedAssets Reports Second Quarter and Six-Month 2013 Financial Results

ATLANTA--(BUSINESS WIRE)--July 31, 2013--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its second quarter and six-month periods ended June 30, 2013. Second quarter results are summarized in the table below:

($ in millions, except per share)	2Q’13	2Q’12	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$105.3	$102.1	3.1%
Revenue Cycle Management (RCM)	65.4	60.9	7.5
Total Net Revenue	170.7	163.0	4.7
Net income	5.1	2.3	125.9
Earnings per share (EPS) – diluted	0.08	0.04	100.0
Non-GAAP adjusted EBITDA	52.5	49.0	7.2
Non-GAAP adjusted EPS - diluted	$0.30	$0.28	7.1
Weighted average shares – diluted	60.7	58.7	3.4%

Net Revenue

Second Quarter

Total net revenue for the second quarter of 2013 increased 4.7% to $170.7 million from $163.0 million for the second quarter of 2012. Net revenue in the SCM segment increased 3.1% to $105.3 million from net revenue of $102.1 million for the second quarter of 2012, due primarily to group purchasing net administrative fee growth, partially offset by an expected year-over-year decrease in performance-related fees. Net revenue in the RCM segment increased 7.5% to $65.4 million from $60.9 million for the second quarter of 2012 as technology-related revenue increased 6.5% while services-related revenue grew 9.7%.

Six-Month Period

Total net revenue for the first half of 2013 increased 9.8% to $343.6 million from $312.9 million for the first half of 2012. Net revenue in the SCM segment grew 9.9% to $214.8 million from net revenue of $195.4 million for the first half of 2012. Net revenue in the RCM segment increased 9.6% to $128.8 million from $117.5 million for the first half of 2012 as technology-related revenue grew 7.3% and services-related revenue increased 14.9%.

Non-GAAP Adjusted EBITDA

Second Quarter

Total non-GAAP adjusted EBITDA was $52.5 million, or 30.8% of total net revenue, for the second quarter of 2013, a 7.2% increase from total non-GAAP adjusted EBITDA of $49.0 million, or 30.1% of total net revenue, for the second quarter of 2012. The 71 basis point margin increase was due to higher RCM segment margin and relatively flat corporate expenses, partially offset by an expected year-over-year decrease in performance-related fees.

Six-Month Period

For the first half of 2013, total non-GAAP adjusted EBITDA was $114.2 million, or 33.2% of total net revenue, a 19.7% increase over total non-GAAP adjusted EBITDA of $95.4 million, or 30.5% of total net revenue, for the first half of 2012.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Second Quarter

The Company reported net income for the second quarter of 2013 of $5.1 million, or $0.08 per share, compared to net income of $2.3 million, or $0.04 per share, for the second quarter of 2012.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.30 per share for the second quarter of 2013, a 7.1% increase when compared with non-GAAP adjusted EPS of $0.28 per share for the second quarter of 2012.

Six-Month Period

Net income for the first half of 2013 was $12.8 million, or $0.21 per share, versus net income of $2.0 million, or $0.03 per share, for the first half of 2012. Non-GAAP adjusted EPS was $0.71 per share for the first half of 2013, a 39.2% increase over non-GAAP adjusted EPS of $0.51 per share for the first half of 2012.

Cash Flow and Capital Resources

Cash provided by operating activities in the first half of 2013 was $67.6 million versus $62.7 million for the same period of 2012. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) increased 25.4% to $43.4 million versus $34.6 million for the first six months of 2012. The Company prepaid an additional $40.0 million of its Term Loan B in the second quarter of 2013 along with its scheduled principal payments. Its balance sheet at June 30, 2013 included $821.5 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 3.6 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

At June 30, 2013, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $616.8 million (SCM segment - $378.4 million; RCM segment - $238.4 million), a year-over-year increase of 2.2%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2013 Financial Guidance Updated

MedAssets updated its full-year 2013 financial guidance ranges, as follows:

($ in millions, except per share)	FY 2013	Y-Y % change
Net Revenue:
SCM segment	$416.0 - 424.0	5.7 - 7.7%
RCM segment	255.0 - 261.0	3.4 - 5.9
Total Net Revenue	673.0 - 683.0	5.1 - 6.7
Non-GAAP adjusted EBITDA	217.0 - 225.0	4.7 - 8.5%
GAAP EPS – diluted	0.38 - 0.44	nm
Non-GAAP adjusted EPS – diluted	$1.26 - 1.32	11.5 -16.8%

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, July 31, 2013
Phone:	855-410-0553 (or 646-583-7389 for international/local callers), PIN code 816274
Webcast:	http://ir.medassets.com, “Events & Presentations” page; Archive will be available for at least 30 days
Replay:	Call 877-764-8714 or 646-583-7395 (PIN code 338589)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the “Events & Presentations” section in conjunction with today’s event.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 4,200 hospitals and 122,000 non-acute healthcare providers. The company currently manages more than $50 billion in supply spend and touches over $365 billion in gross patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2013 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Revenue:
Administrative fees, net	$70,502	$66,695	5.7%	$147,021	$132,111	11.3%
Other service fees	100,240	96,315	4.1%	196,558	180,789	8.7%

Total net revenue	170,742	163,010	4.7%	343,579	312,900	9.8%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	37,496	34,730	8.0%	71,764	66,013	8.7%
Product development expenses	7,975	6,638	20.1%	16,476	13,560	21.5%
Selling and marketing expenses	20,285	19,178	5.8%	34,027	33,726	0.9%
General and administrative expenses	57,199	56,574	1.1%	115,819	110,410	4.9%
Acquisition and integration-related expenses	1,435	2,028	-29.2%	9,465	3,277	188.8%
Depreciation	9,876	7,281	35.6%	19,053	13,695	39.1%
Amortization of intangibles	16,115	18,481	-12.8%	32,616	37,411	-12.8%

Total operating expenses	150,381	144,910	3.8%	299,220	278,092	7.6%

Operating income	20,361	18,100	12.5%	44,359	34,808	27.4%
Other income (expense):
Interest expense	(12,381)	(16,871)	-26.6%	(23,730)	(34,050)	-30.3%
Other income	276	228	21.1%	317	335	-5.4%

Income before income taxes	8,256	1,457	466.6%	20,946	1,093	1816.4%
Income tax expense (benefit)	3,172	(794)	nm	8,158	(919)	nm

Net income	5,084	2,251	125.9%	12,788	2,012	535.6%

Basic net income per share	0.09	0.04	125.0%	0.22	0.04	450.0%

Diluted net income per share	$0.08	$0.04	100.0%	$0.21	$0.03	600.0%

Weighted average shares — basic	59,387	57,174		59,198	57,102
Weighted average shares — diluted	60,665	58,678	3.4%	60,628	58,637	3.4%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except share and per share amounts	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$716	$13,734
Accounts receivable, net of allowances of $2,458 and $3,046 as of June 30, 2013 and December 31, 2012, respectively	95,569	96,346
Deferred tax asset, current	5,113	11,126
Prepaid expenses and other current assets	21,545	21,791

Total current assets	122,943	142,997

Property and equipment, net	151,994	134,361
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	297,547	330,163
Other	41,626	42,869
Other long term assets	1,367,020	1,400,879

Total assets	$1,641,957	$1,678,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$28,808	$25,487
Accrued revenue share obligation and rebates	78,087	74,274
Accrued payroll and benefits	29,819	40,085
Other accrued expenses	15,427	14,145
Current portion of deferred revenue	52,292	55,756
Current portion of notes payable	15,500	15,500
Current portion of finance obligation	244	233

Total current liabilities	220,177	225,480

Notes payable, less current portion	481,750	544,500
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,916	9,046
Deferred revenue, less current portion	14,676	14,393
Deferred tax liability	117,037	125,394
Other long term liabilities	15,081	801

Total liabilities	1,182,637	1,244,614

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 61,032,000 and 59,324,000 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	610	593
Additional paid in capital	701,323	688,431
Accumulated deficit	(242,613)	(255,401)

Total stockholders’ equity	459,320	433,623

Total liabilities and stockholders’ equity	$1,641,957	$1,678,237

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
In 000s	June 30,	June 30,
	2013	2012

Operating activities:
Net income	$12,788	$2,012

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	-	275
Depreciation	20,222	14,512
Amortization of intangibles	32,616	37,689
Impairment of assets	2,403	-
(Gain) loss on sale of assets	(123)	338
Noncash stock compensation expense	7,422	5,015
Excess tax benefit from exercise of equity awards	(3,035)	(295)
Amortization of debt issuance costs	1,908	3,791
Noncash interest expense, net	239	270
Deferred income tax benefit	(2,560)	(1,384)

Changes in assets and liabilities	(4,296)	470

Cash provided by operating activities	67,584	62,693

Investing activities:
Purchases of property, equipment, and software	(5,328)	(7,892)
Capitalized software development costs	(18,861)	(20,208)

Cash used in investing activities	(24,189)	(28,100)

Financing activities:
Borrowings from revolving credit facility	-	55,000
Repayment of notes payable	(62,750)	(28,175)
Repayment of finance obligations	(338)	(338)
Payment of deferred purchase consideration	-	(120,136)
Excess tax benefit from exercise of equity awards	3,035	295
Issuance of common stock, net of offering costs	3,640	1,796
Purchase of treasury shares	-	(600)

Cash used in financing activities	(56,413)	(92,158)

Net decrease in cash and cash equivalents	(13,018)	(57,565)
Cash and cash equivalents, beginning of period	13,734	62,947

Cash and cash equivalents, end of period	$716	$5,382

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2013		2012		% Change
Non-GAAP gross administrative fees	$115,488		$107,512		7.4%
Other service fees	100,240		96,315		4.1%
Non-GAAP gross fees	215,728	RSO %	203,827	RSO %	5.8%
Non-GAAP revenue share obligation (RSO)	(44,986)	39.0%	(40,817)	38.0%	10.2%
Net revenue	$170,742		$163,010		4.7%

In 000s
	Six Months Ended June 30,
	2013		2012		% Change
Non-GAAP gross administrative fees	$236,124		$212,016		11.4%
Other service fees	196,558		180,789		8.7%
Non-GAAP gross fees	432,682	RSO %	392,805	RSO %	10.2%
Non-GAAP RSO	(89,103)	37.7%	(79,905)	37.7%	11.5%
Net revenue	$343,579		$312,900		9.8%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2013		2012		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$105,308		$102,115		3.1%
Revenue Cycle Management (RCM)	65,434		60,895		7.5%
Total net revenue	170,742		163,010		4.7%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$42,942	40.8%	$44,558	43.6%	-3.6%
RCM	17,022	26.0%	12,079	19.8%	40.9%
Corporate	(7,427)		(7,631)		-2.7%
Total non-GAAP Adjusted EBITDA	52,537	30.8%	49,006	30.1%	7.2%

In 000s	Six Months Ended June 30,
	2013		2012		% Change
Net revenue
SCM	$214,816		$195,380		9.9%
RCM	128,763		117,520		9.6%
Total net revenue	343,579		312,900		9.8%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$96,654	45.0%	$86,506	44.3%	11.7%
RCM	31,712	24.6%	23,697	20.2%	33.8%
Corporate	(14,183)		(14,791)		-4.1%
Total non-GAAP Adjusted EBITDA	114,183	33.2%	95,412	30.5%	19.7%
See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$5,084	$2,251	$12,788	$2,012

Depreciation	9,876	7,281	19,053	13,695
Depreciation (included in cost of revenue)	571	407	1,169	817
Amortization of intangibles	16,115	18,481	32,616	37,411
Amortization of intangibles (included in cost of revenue)	-	139	-	278
Interest expense, net	12,382	16,866	23,731	34,045
Income tax expense (benefit)	3,172	(794)	8,158	(919)

Non-GAAP EBITDA	$47,200	$44,631	$97,515	$87,339

Share-based compensation	4,011	2,456	7,422	5,015
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Acquisition and integration-related expenses	1,435	2,028	9,465	3,277

Non-GAAP Adjusted EBITDA	$52,537	$49,006	$114,183	$95,412
See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
In 000s, except per share data	2013	2012	2013	2012

Net income	$5,084	$2,251	$12,788	$2,012

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	16,589	19,093	33,564	38,635
Pre-tax non-cash, share-based compensation	4,011	2,456	7,422	5,015
Pre-tax acquisition and integration-related expenses	1,435	2,028	9,465	3,277
Tax effect on pre-tax adjustments [a]	(8,814)	(9,430)	(20,180)	(18,770)

Non-GAAP adjusted net income	$18,305	$16,398	$43,059	$30,169

Income Per Share (EPS) - diluted	$0.08	$0.04	$0.21	$0.03

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.27	0.33	0.55	0.66
Pre-tax non-cash, share-based compensation	0.07	0.04	0.12	0.09
Pre-tax acquisition and integration-related expenses	0.02	0.03	0.16	0.06
Tax effect on pre-tax adjustments [a]	(0.14)	(0.16)	(0.33)	(0.33)

Non-GAAP adjusted EPS - diluted	$0.30	$0.28	$0.71	$0.51

Weighted average shares - diluted (in 000s)	60,665	58,678	60,628	58,637
(a) The Company used a tax rate of 40.0% for the three and six months ended June 30, 2013 and 2012 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2013 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2013
	(Low)	(High)

Net Income	$22,900	$26,600

Depreciation	41,200	42,000
Depreciation (included in cost of revenue)	2,200	2,200
Amortization of intangibles, acquisition-related	62,700	62,700
Interest expense, net	48,100	49,100
Income tax expense	15,200	17,700

Non-GAAP EBITDA	192,300	200,300

Share-based compensation	15,600	15,600
Acquisition and integration-related expenses	9,500	9,500
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$217,000	$225,000

SUPPLEMENTAL 2013 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2013
	(Low)	(High)

Net Income	$22,900	$26,600

EPS - diluted	0.38	0.44

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.06	1.06
Pre-tax non-cash, share-based compensation	0.26	0.26
Pre-tax acquisition and integration-related expenses	0.16	0.16

Tax effect on pre-tax adjustments [b]	(0.59)	(0.59)

Non-GAAP adjusted EPS - diluted [c]	$1.26	$1.32

Fully diluted weighted average shares outstanding	61,000	61,000
(b) The Company used a tax rate of 40.0% for the full year ending December 31, 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(c) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

	Twelve Months Ended
In Millions	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2013	2013	2012	2012	2012

SCM segment	$378.4	$374.0	$364.7	$370.6	$373.1
RCM segment	238.4	227.7	236.0	232.8	230.3
Total	$616.8	$601.7	$600.7	$603.4	$603.4

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Amount of share-based compensation included in:
Cost of revenue	$1,463	$362	$2,176	$863
Product development expense	225	(4)	343	89
Selling & marketing expense	590	329	969	787
General & administrative expense	1,733	1,769	3,934	3,276

Total	$4,011	$2,456	$7,422	$5,015

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Six Months Ended
	June 30,
	2013	2012

Cash provided by operating activities	$67,584	$62,693
Purchases of property, equipment and software	(5,328)	(7,892)
Capitalized software development costs	(18,861)	(20,208)

Non-GAAP free cash flow	$43,395	$34,593
See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.
These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.
Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.
The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.
The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.
The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.
Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com